UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2008
Stanley-Martin Communities, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-130488 (Commission File Number)	03-0410135 (I.R.S. Employer Identification No.)

11111 Sunset Hills Road, Suite 200 (Address of Principal Executive Offices)	20190 (Zip Code)
(703) 964-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events
On October 17, 2008, Stanley-Martin Communities, LLC (the Company) announced preliminary results of operations for the three and nine months ended September 30, 2008. The Company announced its estimate of home closings (deliveries), net sales (orders) and backlog. A copy of the Company’s press release announcing these results is being furnished as Exhibit 99.1.
The Company also announced that the Company and one of its subsidiaries purchased $8.7 million (face value) of its outstanding Senior Subordinated Notes in several individually negotiated transactions during the third quarter and subsequent to the end of the third quarter of 2008 and that such debt has been or will be retired. In addition, the Company’s parent, Neighborhood Holdings, LLC. and other related parties have purchased the aggregate amount of $14.1 million (face value) of the Company’s outstanding Senior Subordinated Notes in individually negotiated transactions subsequent to September 30, 2008.
These purchases are in addition to the purchases made previously.
The information furnished is this item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporation by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release issued dated October 17, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY-MARTIN COMMUNITIES, LLC
Date: October 17, 2008	By:	/s/ Steven B. Alloy
Steven B. Alloy
President and Chief Executive Officer